Surf Air Mobility Reports Third Quarter 2025 Financial Results, Exceeding Revenue and Meeting Adjusted EBITDA Guidance

Third Quarter Revenue of $29.2 Million, Exceeding Guidance Range of $27 - $28.5 Million

Third Quarter Adjusted EBITDA Loss of $9.9 Million, Meeting Guidance Range of $10 - $8.5 Million Loss

Achieved Second Consecutive Quarter of Profitability in Airline Operations

Company Entered into a Five-Year Agreement with Palantir, Expanding Relationship to Include Exclusivity for the Part 135 Regional Air Mobility Market

Company Closed $100 Million Strategic Transaction in November to Fund SurfOSTM and Strengthen Balance Sheet

Company Issues Fourth Quarter 2025 Guidance, Raises Full Year Revenue Guidance to at least $105 Million and Continues to Expect Full Year Profitability1 in Airline Operations

LOS ANGELES – November 12, 2025 – Surf Air Mobility Inc. (NYSE: SRFM) (“the Company”, “Surf Air Mobility”), a leading regional air mobility platform, today reported financial results for the third quarter ended September 30, 2025.

Deanna White, Chief Executive Officer of Surf Air Mobility, said: “The financial and operating results of the third quarter demonstrate the effective implementation of our Transformation Plan strategies. The strong execution and stability in our airline operations drove a second consecutive quarter of profitability. In addition, the recent $100 million

1 Defined as positive Adjusted EBITDA

strategic transaction will fund the further development and commercialization of SurfOS and strengthen our financial position.”

Third Quarter Financial Highlights2:

Revenue

•
Revenue of $29.2 million for the third quarter of 2025 exceeded the Company’s expectation of $27 million - $28.5 million
•
As compared with the second quarter, revenue increased 6% driven by a 42% increase in On Demand revenue, partially offset by a 4% decrease in Scheduled Service revenue
•
On a year-over-year basis, revenue increased 3% driven by a 40% increase in On Demand revenue, partially offset by a 7% decrease in Scheduled Service revenue
•
The drivers of both sequential and year-over-year increases in revenue were primarily related to:
o
A shift in mix to larger aircraft and international flights, resulted in an increase in revenue per departure in our On Demand business, and
o
Exiting unprofitable routes, offset by improved operational metrics in our Scheduled Service operation.

Net Loss

•
For the third quarter of 2025, the Company generated a net loss of $27.2 million
•
As compared with second quarter, net loss decreased 3%
•
On a year-over-year basis, the net loss increased $15 million, driven primarily by a $7.6 million increase in non-cash stock-based compensation expense, an increase of $6.2 million in non-cash changes in the fair value of financial instruments, and an increase of $1.2 million in interest expense reflecting the Company’s higher debt balance.

2 Results are unaudited

Adjusted EBITDA

•
Adjusted EBITDA loss of $9.9 million for the third quarter of 2025 met the Company’s expectation of a $10 - $8.5 million loss
•
Year to date, Adjusted EBITDA loss continues to benefit from:
o
Improvements to operational metrics, the exiting of unprofitable routes, and
o
Significant reduction in sales and administrative expenses in our On Demand business since adopting SurfOS
•
Adjusted EBITDA loss excludes the impact of stock-based compensation, changes in fair value of financial instruments, and other non-recurring items
•
See the Adjusted EBITDA table for the reconciliation from Net Loss to Adjusted EBITDA

Key Developments and Progress Against the Transformation Plan

During and subsequent to the third quarter, the Company continued to make significant progress against its Transformation Plan.

Phase 1 – Transformation

Milestone achieved on the Transformation phase of the Transformation Plan included:

•
Closed a $100 million strategic transaction to fund SurfOS and strengthen the Company’s balance sheet

Phase 2 – Optimization (2025-2026)

Milestones achieved on the Optimization phase of the Transformation Plan included:

Optimizing Airline Operations

•
Achieved second consecutive quarter of profitability in the Company’s airline operations, defined as positive Adjusted EBITDA

•
Continued improvement in key operating measures, including on-time departure, on-time arrival, and controllable completion, demonstrating the permanency of transformation strategies

Recalibrating On Demand Business

•
Third quarter revenue increased approximately 40% compared to both the second quarter and the same quarter in the prior year driven by:
o
An increase in average revenue per departure of 14%
o
A shift in mix from turboprop to larger aircraft, and
o
A shift in mix from domestic to international flights
•
The results reflect our strategies to expand our client base from turboprop to jet aircraft and pursue international markets
•
On Demand margins for the third quarter, while slightly lower than the second quarter, represented significant improvement from the same quarter of the prior year, benefiting from the successful execution of two volume purchase agreements with operators who are also beta users of SurfOS

Driving Efficiencies from SurfOS

•
Addition of beta and LOI SurfOS agreements, totaling 15 agreements
•
BrokerOS developments:
o
Developed robust CRM functionality that allows for streamlined customer insights and sales efficiencies, to include:
▪
a broker dashboard providing key metrics to manage flights and sales
▪
an activity feed consolidating all account interactions in a single timeline view
▪
multimodal direct-to-operator communication via e-mail and SMS
▪
account properties to track profiles and behaviors for better consumer insights and pipeline management
•
OperatorOS developments:
o
Expanded parallel testing of the Palantir-powered crew and scheduling tool across our Hawaii network, on track to have the entire network utilizing this tool by year end
o
Launched additional features within the mobile Crew App, including:
▪
Aircraft airworthiness alert to allow direct communication between pilots and the Systems Operations Center to improve safety
▪
Digitized engine trend monitoring reports to improve maintenance predictability
▪
Pilot calendar overview for crew to have a comprehensive overlook of upcoming schedule and events, including proactive reminder notifications

Recent Developments

In November, the Company closed a transformative $100 million strategic transaction. The transaction accelerates the development and commercialization of Surf Air Mobility’s proprietary SurfOS software, strengthens the Company’s balance sheet, and positions the Company for long-term profitable growth.

The transaction secured $26 million in funding from new equity issuances specifically for the development and commercialization of SurfOS, and will have the following potential benefits:

•
Continue development of three SurfOS flagship products: BrokerOS, OperatorOS, and OwnerOS
•
Scale engineering and sales capabilities in advance of commercial rollout in 2026
•
Support go-to-market execution, customer adoption, and partnership development
•
Develop customized enterprise services and solutions
•
Invest in the development of new SurfOS modules and products to capture a larger share of the growing air mobility software market

Concurrently with the $26 million equity raise, Surf Air Mobility completed the sale of a $74 million senior secured convertible note to High Trail Capital. The Company intends to use a portion of the net proceeds to repay $51 million outstanding under the Company’s 4-year credit agreement with affiliates of Comvest Partners, and $8 million outstanding under the Company’s secured convertible note with Partners For Growth V, L.P. (“PFG”). In aggregate, these repayments represent a reduction in cash interest expense of approximately $5.5 million on an annualized basis.

In the third quarter, $35 million of convertible notes were equitized deleveraging the Company’s balance sheet. Additionally, the Company reduced $8.2 million of the GEM mandatory convertible security. As a result of the capital raises and conversion previously described, the Company had 52,266,051 shares of common stock, $0.0001 par value per share, outstanding as of November 7, 2025.

In the third quarter, the Company and Palantir entered into a five year software licensing agreement naming the Company as Palantir’s exclusive partner with respect to the configuration and sale of software to the Part 135 industry. The Palantir agreement grants the Company the ability to sub-license certain of its rights to third-party clients. Additionally, the agreement contemplates the Company and Palantir will team to bid on software development projects for enterprise clients, aircraft manufacturers, and the FAA.

Financial Outlook

Fourth Quarter 2025 Guidance

●
Fourth quarter revenue in the range of $25.5 million to $27.5 million. These expectations reflect the exiting of unprofitable scheduled routes and a continued focus on larger cabin and international products for the On Demand business.
●
Adjusted EBITDA loss in the range of $8 million to $6.5 million, which excludes the expected impact of stock-based compensation, changes in fair value of financial instruments, and other non-recurring items. The Adjusted EBITDA loss range for the fourth quarter reflects consistent performance against key operating metrics in airline operations as well as investments in R&D.

Full Year 2025 Guidance

The Company has raised its full year revenue guidance to at least $105 million and continues to expect that airline operations will achieve full year profitability in 2025, defined as positive Adjusted EBITDA.

Conference Call

Surf Air Mobility will host a conference call today at 5:00 pm ET. Interested parties can register in advance to listen to the webcast here or can find a link on the ‘Events & Presentations’ section of our investor relations website.

Alternatively, listeners may dial into the call as follows:

North America - Toll-Free (800) 715-9871

International (Toll) - (646) 307-1963

Conference ID: 4775356

Contacts

For Press:
press@surfair.com

For Investors:
investors@surfair.com

Source: Surf Air Mobility Inc.

About Surf Air Mobility

Surf Air Mobility is a Los Angeles-based regional air mobility platform and one of the largest commuter airlines in the U.S. by scheduled departures. It is also the largest U.S. passenger operator of Cessna Caravans. In addition to its airline operations and On Demand charter services, Surf Air Mobility is developing an AI-powered software platform for the Regional Air Mobility industry. The company is also working to commercialize electrified aircraft and develop proprietary powertrain technology for the Cessna Caravan. Surf Air Mobility plans to offer its software and electrification solutions to the Regional Air Mobility industry to improve safety, efficiency, and profitability.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Surf Air Mobility’s future results of operations and financial position; future performance against key operating metrics; business strategy; plans and objectives of management for future operations; Surf Air Mobility’s implementation of its Transformation Plan and the expected benefits of this plan; travel trends; developments on key strategic initiatives; Surf Air Mobility’s profitability and future financial results; future uses of proceeds from capital raising activities; and Surf Air Mobility’s balance sheet and liquidity. Readers of this press release should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of Surf Air Mobility’s management as well as assumptions made by and information currently available to Surf Air Mobility and reflect Surf Air Mobility’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results, outcomes or events, or the timing of such results, outcomes or events, to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: Surf Air Mobility’s future ability to pay contractual obligations and liquidity will depend on operating performance, cash flow and ability to secure adequate financing; Surf Air Mobility’s ability to meet the requirements of its senior secured facilities or other debt obligations; Surf Air Mobility’s limited operating history; the powertrain technology Surf Air Mobility plans to develop does not yet exist and remains subject to approval by regulators; the impact of changes in the U.S. or foreign trade policies, including the imposition of tariffs and other protectionist trade measures, and other factors beyond Surf Air Mobility’s control; Surf Air Mobility’s ability to maintain and strengthen its brand and its reputation as a regional airline; any accidents or incidents involving aircraft, including those involving hybrid-electric or fully-electric aircraft; the inability to accurately forecast demand for products and manage product inventory in an effective and efficient manner; the dependence on third-party partners and suppliers for the components and collaboration in Surf Air Mobility’s development of software technology platforms; hybrid-electric and fully-electric powertrains and other products and services, and any interruptions, disagreements or delays with those partners and suppliers; the inability to execute business objectives and growth strategies successfully or sustain Surf Air Mobility’s growth; risks from the integration of business acquisitions that could adversely affect Surf Air Mobility’s business, divert the attention of management, and dilute shareholder value; increased costs as a result of operating as a public company, and the requirement that management devote substantial time to comply with Surf Air Mobility’s public company responsibilities and corporate governance practices; the inability of Surf Air Mobility’s customers and potential customers to pay for Surf Air Mobility’s services; the inability of Surf Air Mobility to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against Surf Air, Southern or Surf Air Mobility, the risks associated with Surf Air Mobility’s obligations to comply with applicable laws, government regulations and rules and standards of the New York Stock Exchange as well as with changes in applicable laws or regulations, and the impact of the regulatory environment; the federal government shutdown, including its impact on the air travel industry and Essential Air Service funding; and general economic conditions. These and other risks are discussed in detail in the periodic reports that Surf Air Mobility files with the SEC, and investors are urged to review those periodic reports and Surf Air Mobility’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. Surf Air Mobility assumes no obligation to update its forward-looking statements except as required by law.

Footnotes

Use of Non-GAAP Financial Measures: Surf Air Mobility uses Adjusted EBITDA to identify and target operational results which is beneficial to management and investors in evaluating operational effectiveness. Surf Air Mobility’s calculation of this non-GAAP financial measure may differ from similarly titled non-GAAP measures, if any, reported by other companies. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

We have not provided a reconciliation of such forward-looking non-GAAP Adjusted EBITDA to the most directly comparable GAAP financial measure, forward-looking GAAP net loss, because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors.

Unaudited Condensed Consolidated Balance Sheets as of September 30, 2025, and December 31, 2024 (in $ thousands):

	September 30, 2025	December 31, 2024
Assets:
Current assets:
Cash	$7,062	$21,107
Accounts receivable, net	5,035	4,257
Prepaid expenses and other current assets	9,915	8,511
Total current assets	22,012	33,875
Restricted cash	55	568
Property and equipment, net	43,530	42,213
Intangible assets, net	20,805	23,118
Operating lease right-of-use assets	13,721	17,046
Finance lease right-of-use assets	883	1,115
Other assets	5,780	6,123
Total assets	$106,786	$124,058
Liabilities and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$16,403	$17,976
Accrued expenses and other current liabilities	47,544	45,496
Deferred revenue	15,969	17,393
Current maturities of long-term debt	2,660	2,543
Operating lease liabilities, current	3,704	4,120
Finance lease liabilities, current	269	265
SAFE notes at fair value, current	10	13
Due to related parties, current	1,566	1,804
Total current liabilities	88,125	89,610
Long-term debt, net of current maturities	61,140	59,883
Convertible notes at fair value, non-current	6,642	7,347
Operating lease liabilities, long term	9,608	11,540
Finance lease liabilities, long term	742	948
Due to related parties, long term	15,000	50,457
Other long-term liabilities	18,086	24,270
Total liabilities	$199,343	$244,055
Commitments and contingencies (Note 10)
Shareholders’ deficit:
Common stock, $0.0001 par value; 800,000,000 shares authorized as of both September 30, 2025 and December 31, 2024; 46,958,089 shares issued and outstanding as of September 30, 2025 and 16,933,692 shares issued and outstanding as of December 31, 2024	$5	$2
Additional paid-in capital	658,558	557,444
Accumulated deficit	(751,120)	(677,443)
Total shareholders’ deficit	$(92,557)	$(119,997)
Total liabilities and shareholders’ deficit	$106,786	$124,058

Unaudited Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2025 and 2024: (in $ thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$29,172	$28,386	$80,109	$91,376
Operating expenses:
Cost of revenue, exclusive of depreciation and amortization	27,662	27,496	76,696	83,714
Technology and development	2,327	5,710	8,012	18,377
Sales and marketing	2,060	1,282	5,214	6,869
General and administrative	11,200	415	34,173	44,620
Depreciation and amortization	2,423	2,121	7,012	6,161
Total operating expenses	45,672	37,024	131,107	159,741
Operating loss	$(16,500)	$(8,638)	$(50,998)	$(68,365)
Other income (expense):
Changes in fair value of financial instruments carried at fair value, net	$(7,415)	$(1,249)	$(9,772)	$(1,918)
Interest expense	(3,255)	(2,087)	(10,916)	(5,669)
Gain on extinguishment of debt	—	—	39	—
Other expense	(105)	(265)	(2,209)	(316)
Total other expense, net	$(10,775)	$(3,601)	$(22,858)	$(7,903)
Loss before income taxes	(27,275)	(12,239)	(73,856)	(76,268)
Income tax benefit	62	14	179	95
Net loss	$(27,213)	$(12,225)	$(73,677)	$(76,173)
Net loss per share applicable to common stockholders, basic and diluted	$(0.64)	$(0.94)	$(2.74)	$(6.40)
Weighted-average number of shares of common stock used in net loss per share applicable to common stockholders, basic and diluted	42,430,909	12,970,898	26,850,694	11,908,406

Unaudited Non-GAAP Financial Measures; Reconciliation of Net Loss to Adjusted EBITDA for the Three and Nine Months Ended September 30, 2025 and 2024 (in $ thousands):

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2025	2024	2025	2024
Net Loss	$(27,213)	$(12,225)	$(73,677)	$(76,173)
Addback:
Depreciation and amortization	2,423	2,121	7,012	6,161
Interest expense	3,255	2,087	10,916	5,669
Income tax expense (benefit)	(62)	(14)	(179)	(95)
Stock-based compensation expense	2,268	(5,353)	7,957	14,643
Changes in fair value of financial instruments	7,415	1,249	9,772	1,918
Gain on extinguishment of debt	—	—	(39)	—
Transaction costs	—	70	—	1,246
Data license fees	—	3,125	—	9,375
Incentive plan accruals	938	—	938	—
Restructuring costs and other	1,109	—	3,540	—
Adjusted EBITDA	$(9,867)	$(8,940)	$(33,760)	$(37,256)